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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

Re:  Johns Manville Corporation Registrations:
             On Form S-8 (File No. 33-29389)
             and Form S-8 (File No. 333-06313)
             and Form S-8 (File No. 333-06321)
             and Form S-8 (File No. 333-06375)
             and Form S-8 (File No. 333-24253)
             and Form S-8 (File No. 333-31007)

We hereby consent to the incorporation by reference in the above referenced Registration Statements of our report dated June 11, 1999 relating to the financial statements of the Johns Manville Employees 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
June 17, 1999